                                                                   EXHIBIT 10.3

                     EMPLOYMENT AND NONCOMPETITION AGREEMENT



         This  EMPLOYMENT AND  NONCOMPETITION  AGREEMENT  (this  "Agreement") is

                                                                  ---------

entered into as of November  ___,  1996,  by and between HOLD BILLING  SERVICES,

LTD., a Texas limited partnership ("Employer"), and HAROLD D. BOX ("Employee").

                                    --------                        --------



                                    RECITALS



         A. Employer desires to employ Employee as provided herein, and Employee desires to accept such employment; and



         B.  Employee  will,  as  an  employee  of  Employer,   have  access  to

confidential information with respect to Employer and its affiliates;



         NOW,  THEREFORE,  for and in  consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration,  the receipt and  sufficiency  of which are hereby  acknowledged,  the parties hereto agree as follows:



         1. DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in that certain  Partnership  Interest

Option Agreement,  dated as of May 3, 1996, among Avery Communications,  Inc., a

Delaware corporation, Avery Acquisition Sub, Inc., a Delaware corporation, David

W. Mechler, Jr., and Employee, as amended.



         2. EMPLOYMENT.  Employer, at the Closing,  will, without further action on the part of  Employee or  Employer,  employ  Employee,  and  Employee  hereby accepts  employment with Employer upon the terms and conditions  hereinafter set forth.



         3. DUTIES. Subject to the power of the general partner of Employer (the

"General Partner") to elect and remove officers, Employee will serve Employer as

 ---------------

Vice  President  - Sales (or in such other  office as  Employer  or the  General

Partner may determine) and will perform, faithfully and diligently, the services and functions relating to such office or otherwise  reasonably  incident to such office as may be  designated  from time to time by the  General  Partner  or the

President of the Employer, including without limitation,  responsibility for the growth, operations and performance of the business of Employer and the execution of the strategic  business plan  developed  with the President of ACI.  Employee will devote his full time, attention,  skills,  benefits and best efforts to the performance  of his duties  hereunder  and to the  promotion of the business and interests of Employer and its affiliates and will not, without the prior written consent of the General Partner or the President of the Employer,  become engaged in any  other  activity  requiring  significant  time or  personal  services  by

Employee that will conflict with the proper performance of any such duties under this Agreement.  Employer acknowledges Employee may continue to occasionally act as a telecommunication consultant provided such actions shall not interfere with or impair Employee's ability to perform  Employee's duties and  responsibilities required by Employer and such actions shall be performed on Employee's  personal time.



         4. TERM.  Unless sooner terminated  pursuant to the provisions  hereof,

the term of this Agreement (together with any renewals pursuant to this Section,

the "Term")  shall be for a term  commencing  on the date of this  Agreement and

     ----

terminating   December  31,  2000;   provided  that  this   Agreement   will  be

automatically renewed for additional terms of one year unless either party notifies the other prior to December 1 of a given year that they do not wish to renew this Agreement.



         5.  COMPENSATION.  As  compensation  for services of Employee  rendered under this Agreement, Employee will be entitled to receive the following:



                  5.1 Salary.  During the Term,  Employee will be paid an annual salary of $100,000,  payable  monthly (the  "Salary").  At any time and

                                                      ------

         from time to time the Salary may be increased if so  determined  by the

         General  Partner  or its  Compensation  Committee  after  a  review  of

         Employee's performance of his duties hereunder.



                  5.2 Incentive Compensation. Employer currently has an employee profit  sharing  plan,  pursuant to which  Employer  contributes  5% of

         Employer's  pre-tax profit  (exclusive of (i) any  management  fees and overhead  allocations  payable  to  ACI or its  Subsidiaries  and  (ii)

         goodwill  and  acquisition  expenses)  into  the  plan  and is  paid to

         Employer's employees. During the Term of the Agreement,  Employer shall continue  such plan or a  similar  plan  with the same  basic  economic benefits to such  employees.  Employee  currently  participates in such plan and shall  continue to participate in such Plan during the Term of this Agreement, consistent with past practices.



                  In addition to the foregoing,  Employer has deposited  666,664 shares of ACI Common Stock into escrow.  Employee  shall be entitled to receive  83,333 shares of the ACI Common Stock from escrow on April 30,

         1998, 1999, 2000, and 2001 if the "PRE-TAX EARNINGS" (as defined below)

         of  Employer  equal or exceed the amounts set forth below for the years ending December 31 set forth below:



                           1997                      $1,000,000

                           1998                      $1,500,000

                           1999                      $2,100,000

                           2000                      $3,000,000



         As used in this paragraph,  the term "PRE-TAX EARNINGS" shall be deemed

                                               ----------------

         to mean the result  obtained by  subtracting  (A) the lesser of (1) the sum of clause (B)(2), plus clause (B)(3), or (2) $250,000, from (B) the

                               ----                                 ----

         sum of (1) the Partnership's audited pre-tax earnings (as determined by

         ACI's  auditors  for  inclusion in the audited  consolidated  financial statements of ACI,  whose  determination  shall be final and binding on the parties in all  respects)  for any  applicable  year,  plus (2) any

                                                                    ----

         amortization  of  goodwill  included  in such  earnings,  plus  (3) any

                                                                   ----

         allocation of ACI's corporate  overhead or similar corporate charges of

         ACI included in such earnings.  There shall be no carryovers between or among years or  prorations  for any year. In the event  Employer  shall cease to be a direct or indirect subsidiary of ACI, whether through the disposition  of  ACI's  ownership  of  Employer,  the  sale  of  all or substantially  all the assets of Employer as a going concern,  spinoff,

         or otherwise,  Employee  shall, on the day preceding the effective date of any such transaction, immediately become fully vested in any and all shares  of ACI  Common  Stock  still  held in  escrow  at such time for release  based upon the  audited  pre-tax  earnings  for years not then completed, and all such fully vested shares of ACI Common Stock shall be released from escrow to Employee on or before the consummation of any such  transaction.  All shares of ACI Common  Stock not released to

         Employee  pursuant to the terms  hereof shall be  immediately  released from escrow to ACI on each April 30 set forth above for cancellation.



                  5.3  Bonus.  In  addition  to the  Salary,  Employee  will  be entitled to receive  such bonuses as may be  determined  by the General

         Partner or its Compensation Committee.



                  5.4  Benefits.  During the Term,  Employee will be entitled to receive  such  group  benefits  as  Employer  may  provide to its other employees  at  comparable  salaries  and  responsibilities  to those of

         Employee, including, without limitation,  providing healthcare benefits for Employee's dependents consistent with past practices.



                  5.5  Expenses.   Employer  will  reimburse  Employee  for  all

         reasonable  and  necessary  out-of-pocket  travel  and  other  expenses

         incurred  by  Employee  in  rendering   services  required  under  this

         Agreement,  on a monthly basis upon  submission  of a detailed  monthly statement and reasonable documentation.



         6. CONFIDENTIALITY; NON-COMPETITION.



                  6.1  Acknowledgment  of Proprietary  Interest.  Subject to the

         terms and  conditions  hereof,  Employer  will permit  Employee to have access  to  the  Confidential  Information  (as  hereinafter  defined).

         Employee  recognizes  the  proprietary  interest  of  Employer  and its

         affiliates  in  any  Confidential   Information  of  Employer  and  its

         affiliates.  Employee acknowledges and agrees that during the course of

         Employee's  engagement  by Employer  Employee  will learn  Confidential

         Information of Employer and its affiliates and any and all Confidential

         Information  learned  by  Employee  during  the  course  of  Employee's engagement  by Employer or  otherwise,  whether  developed  by Employee alone or in  conjunction  with others or otherwise,  will be and is the property of Employer and its affiliates.  Employee further acknowledges

         and  understands   that  Employee's   disclosure  of  any  Confidential

         Information and/or  proprietary  information will result in irreparable injury and  damage to  Employer  and its  affiliates.  As used  herein,

         "Confidential  Information"  means  all  confidential  and  proprietary

          -------------------------

         information  of  Employer  and  its   affiliates,   including   without

         limitation   information   derived   from   reports,    investigations,

         experiments,  research,  drawing,  designs,  plans,  proposals,  codes,

         marketing and sales  programs,  client  lists,  client  mailing  lists,

         financial projections,  cost summaries,  pricing formula, and all other concepts, ideas, materials, or information prepared or performed for or by Employer or its affiliates. "Confidential Information" also includes

                                         ------------------------

         information  related to the business,  products or sales of Employer or its  affiliates,  or any of  their  respective  customers,  other  than information that is otherwise publicly available.



                  6.2 Covenant Not-to-Divulge Confidential Information. Employee

         acknowledges  and agrees that Employer and its  affiliates are entitled to prevent the disclosure of Confidential Information.  As a portion of

         the   consideration   for  the  employment  of  Employee  and  for  the

         compensation being paid to Employee by Employer, Employee agrees at all times during the Term and thereafter to hold in strict confidence and not to disclose or allow to be disclosed to any person, firm or corporation,  other  than  to  persons  engaged  by  Employer  and  its affiliates to further the business of Employer and its affiliates,  and not to use except in the pursuit of the  business  of Employer  and its affiliates,  the  Confidential  Information,  without the prior written consent of Employer,  including  Confidential  Information developed by

         Employee.



                  6.3 Return of  Materials at  Termination.  In the event of any termination or cessation of his employment with Employer for any reason whatsoever,  Employee will promptly  deliver to Employer all documents,

         data and other  information  pertaining  to  Confidential  Information.

         Employee  will not  take any  documents  or other  information,  or any reproduction  or  excerpt  thereof,  containing  or  pertaining  to any

         Confidential Information.



                  6.4   Noncompetition.   In   consideration  of  employment  or

         continued  employment  with Employer and the  Confidential  Information

         learned   and  to  be  learned   by   Employee   (the   "Noncompetition

                                                                  --------------

         Consideration"),  and of the other  promises and  covenants of Employer

         -------------

         contained  herein,  Employee  hereby  agrees  that  Employee  will not,

         directly  or  indirectly  (including  without  limitation  as an owner,

         partner,  shareholder,  investor,  lender, consultant or advisor; other than as a 5% or less shareholder in a corporation  registered  pursuant to Section 12(g) of the  Securities and Exchange Act of 1934 or a 1% or

         less shareholder in any other company), alone or with others, engage in any business or lines of business that Employer is currently engaged or in which it engages during the term of this Agreement  within the state of  Texas  for a period  of two  years  following  the  termination  of

         Employee's  employment  with  Employer  or any of its  affiliates  (the

         "Noncompetition Period"). Employer acknowledges that Employee's actions

          ---------------------

         under Section 3 shall not violate this Section 6.4; provided,  however,

         that Employer may limit  Employee's  ability to act as a consultant for any person that Employee  deems a competitor,  and,  provided  further,

         that Employee fully honors Employee's obligations under this Section 6.



                  6.5 Agreement Concerning  Employees.  In further consideration of the  Noncompetition  Consideration  and of the  other  promises  and covenants of Employer  contained  herein,  Employee  hereby agrees that during the  Noncompetition  Period, he will not, directly or indirectly

         (including  without  limitation  as  an  owner,  partner,  shareholder,

         investor, lender, consultant or advisor), alone or with others, solicit for employment,  hire, retain, employ or otherwise provide compensation for or to any  employee of Employer  or any of its  affiliates,  or any person who is or was an employee  of Employer or any of its  affiliates during  the  thirty  (30) days  immediately  prior to the date  hereof,

         without the prior written consent of ACI.



                  6.6 Reasonableness of Restrictions. Employee acknowledges that

         Employer has  carefully  read and  considered  the  provisions  of this

         Agreement  and,  having  done  so,  agrees  that the  restrictions  are reasonable  and necessary  restrictions  for purposes of protecting the value received by ACI,  which includes the  expectation of Employer and its  affiliates of expanding  their  business  throughout  the State of

         Texas,  without  competition  from Employee  during the  Noncompetition

         Period. Employee further agrees
         that the State of Texas is a reasonable  geographic  description of the market in which  Employer and its  affiliates  currently  compete.  The parties  specifically  agree that Employer and its affiliates shall not be limited to the value  allocated to the foregoing  agreements for tax purposes as damages in any legal  action by Employer or its  affiliates against Employee for breach of such covenants.



                  6.7  Remedies  for  Breach  by  Employee.  Employee  expressly acknowledges  and agrees  that  Employer  and its  affiliates  would be irreparably  damaged by reason of any  violation of the  provisions  of this  Agreement  and  that  any  remedy  at  law  for a  breach  of the provisions of this Agreement would be inadequate.  Therefore,  Employee or its  affiliates  shall  be  entitled  to seek  injunctive  or  other equitable relief in a court of competent jurisdiction against Employee,

         and his agents,  employees,  affiliates,  partners or other associates,

         for any  breach or  threatened  breach of this  Agreement  without  the necessity of proving actual  monetary loss. It is expressly  understood that  the  remedy  described  in  this  Section  6.7  shall  not be the exclusive  remedy of Employer or its  affiliates for any breach of this

         Agreement,  and Employer and its  affiliates  shall be entitled to seek such other  relief or remedy,  at law or in equity,  to which it may be entitled as a consequence of any breach of this Agreement. In the event

         Employer or its affiliates seek to specifically  enforce performance of this Agreement,  Employee hereby  irrevocably  waives any bonds and any surety or security  relating thereto that may be required by applicable law as an incident to such action.



         7. TERMINATION.  This Agreement and the employment relationship created hereby will terminate upon the occurrence of any of the following events:



                  (a) The  expiration  of the  Term as set  forth in  Section  4 above;



                  (b) The death of Employee;



                  (c) The "disability" (as hereinafter defined) of Employee; or

                           ----------



                  (d) Written  notice to Employee from  Employer of  termination for "just cause" (as hereinafter defined).

              ----------



         For purposes of Section 7(c),  the  "disability"  of Employee will mean

                                              ----------

his inability,  because of mental or physical illness or incapacity,  to perform his duties under this  Agreement for a continuous  period of 180 days or for 180 days out of a 210-day period.  For purposes of Section 7(d),  "just cause" shall

                                                               ----------

mean Employee shall commit any act in bad faith and to the detriment of Employer or shall omit to take any action in bad faith and to the detriment of Employer.



         Notwithstanding  anything  to  the  contrary  in  this  Agreement,  the provisions of Section 6 will survive any termination,  for whatever  reason,  of

Employee's  employment under this Agreement.  In the event of the termination of

Employee's  employment  prior to the  completion  of the Term,  Employee  or his estate, as the case may be, will be entitled only to the Salary payable pursuant to Section 5 hereof through the end of the calendar  month in which  termination occurs.

         8. REMEDIES.  Employee recognizes and acknowledges that in the event of any default in, or breach of any of, the terms, conditions or provisions of this

Agreement by Employee,  Employer's  and its  affiliates  remedies at law will be inadequate.  Accordingly,  Employee agrees that in such event,  Employer and its affiliates will have the right of specific  performance and/or injunctive relief in addition to any and all other  remedies  and rights at law or in equity,  and such rights and remedies will be cumulative.



         9.  ACKNOWLEDGMENTS.  Employee  acknowledges  and  recognizes  that the enforcement  of any of the provisions set forth in Section 6 by Employer and its affiliates  will  not  interfere  with  Employee's  ability  to  pursue a proper livelihood.  Employee  recognizes  and  agrees  that  the  enforcement  of  this

Agreement is necessary to ensure the preservation and continuity of the business and good will of Employer and its affiliates.



         10. SEVERABILITY. In the event that, notwithstanding the foregoing, any part of any covenant set forth in this Agreement  shall be held to be invalid or unenforceable,  the remaining  parts thereof shall  nevertheless  continue to be valid and enforceable as though the invalid or unenforceable  parts had not been included therein.  In the event that any provision of this Agreement relating to time  periods  and/or  areas  of  restriction  shall be  declared  by a court of competent  jurisdiction  to exceed the  maximum  time period or areas such court deems reasonable and  enforceable,  said time period and/or areas of restriction shall be deemed  modified so as to become and  thereafter  be the  maximum  time period  and/or  areas which such court deems  reasonable  and  enforceable.  Any provision of this Agreement  otherwise  prohibited by or unenforceable under any applicable law or public policy in any jurisdiction  which cannot be reformed in accordance  with  the  provisions  hereof  shall,  as to such  jurisdiction,  be ineffective  without affecting any other provision of this Agreement or shall be deemed to be severed or  otherwise  modified to conform  with such law or public policy,  and the remaining  provisions of this Agreement  shall remain in force,

provided that the purpose of this Agreement can be effected. To the full extent,

however,  that the  provisions  of such  applicable  law or public policy may be waived,  this  Agreement  shall be deemed to be a waiver  thereof.  The  parties understand and agree that all of the covenants set forth herein are and shall be separately enforceable,  and the parties shall promptly attempt in good faith to negotiate a substitute  for any invalid  provision in order to preserve,  to the extent legally possible, the original intent of the parties with respect to this

Agreement.



         11.  NOTICES.  All  notices,  requests,   demands,  waivers  and  other

communications  required or permitted to be given under this Agreement  shall be in  writing  and  shall be  deemed  to have  been  duly  given if (a)  delivered personally,  (b) mailed by  first-class,  registered or certified  mail,  return receipt requested, postage prepaid, or (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram,
                  if to Employer, to



                           HOLD Billing Services, Ltd.

                           c/o Avery Communications, Inc.

                           190 South LaSalle, Suite 1410

                           Chicago, IL  60603

                           Attention:  Patrick J. Haynes, III; and,



                  if to Employee, to



                           Harold D. Box

                           11550 IH 10 West, Suite 285

                           San Antonio, Texas  78230,



or, in each case,  at such other  address as may be  specified in writing to the other parties hereto.



         All such notices,  requests,  demands, waivers and other communications shall be deemed to have been  received  (w) if by  personal  delivery on the day after such  delivery,  (x) if by certified or  registered  mail,  on the seventh business day after the mailing thereof,  (y) if by next-day or overnight mail or delivery, on the day delivered,  (z) if by telecopy or telegram, on the next day following the day on which such  telecopy or telegram was sent,  provided that a copy is also sent by certified or registered mail.



         12. OTHER OBLIGATIONS. Employee represents and warrants that he has not as of the execution of this Agreement assumed any obligations  inconsistent with those contained herein.



         13. MISCELLANEOUS.



                  13.1  Headings.  The headings  contained in this Agreement are for  purposes of  convenience  only and shall not affect the meaning or interpretation of this Agreement.



                  13.2 Entire Agreement. This Agreement (including the Schedules hereto) and the  Collateral  Agreements  (when  executed and delivered)

         constitute the entire  agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.



                  13.3  Counterparts.  This Agreement may be executed in several counterparts,  each of which  shall be  deemed an  original  and all of which shall together constitute one and the same instrument.



                  13.4 Governing  Law, Etc. THIS AGREEMENT  SHALL BE GOVERNED IN

         ALL RESPECTS,  INCLUDING AS TO VALIDITY,  INTERPRETATION AND EFFECT, BY

         THE INTERNAL LAWS OF THE STATE OF TEXAS,  WITHOUT  GIVING EFFECT TO THE

         CONFLICT  OF  LAWS  RULES   THEREOF.   EMPLOYER  AND  EMPLOYEE   HEREBY

         IRREVOCABLY  SUBMIT TO THE  JURISDICTION  OF THE COURTS OF THE STATE OF

         TEXAS AND THE FEDERAL COURTS OF THE

         UNITED STATES OF AMERICA LOCATED IN THE STATE OF TEXAS, CITY AND COUNTY

         OF BEXAR SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE

         PROVISIONS OF THIS  AGREEMENT AND OF THE DOCUMENTS  REFERRED TO IN THIS

         AGREEMENT,  AND HEREBY WAIVE, AND AGREE NOT TO ASSERT,  AS A DEFENSE IN

         ANY ACTION,  SUIT OR PROCEEDING FOR THE  INTERPRETATION  OR ENFORCEMENT

         HEREOF OR OF ANY SUCH DOCUMENT,  THAT IT IS NOT SUBJECT THERETO OR THAT

         SUCH  ACTION,  SUIT  OR  PROCEEDING  MAY  NOT  BE  BROUGHT  OR  IS  NOT

         MAINTAINABLE  IN SAID  COURTS  OR THAT  THE  VENUE  THEREOF  MAY NOT BE

         APPROPRIATE  OR THAT THIS  AGREEMENT OR ANY OF SUCH DOCUMENT MAY NOT BE

         ENFORCED IN OR BY SAID COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE

         THAT ALL CLAIMS  WITH  RESPECT TO SUCH  ACTION OR  PROCEEDING  SHALL BE

         HEARD AND DETERMINED IN SUCH A TEXAS STATE OR FEDERAL  COURT.  EMPLOYER

         AND EMPLOYEE  HEREBY  CONSENT TO AND GRANT ANY SUCH COURT  JURISDICTION

         OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH

         DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION

         WITH ANY SUCH ACTION OR  PROCEEDING  IN THE MANNER  PROVIDED IN SECTION

         11, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW,  SHALL BE VALID

         AND SUFFICIENT SERVICE THEREOF.



                  13.5 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective  heirs,

         successors and permitted assigns.



                  13.6  Assignment.  This  Agreement  shall not be assignable or otherwise  transferable  by any party hereto  without the prior written consent of the other party hereto.



                  13.7 No Third Party  Beneficiaries.  Nothing in this Agreement shall  confer  any  rights  upon any  person or entity  other  than the parties  hereto and their  respective  heirs,  successors and permitted assigns,  and any and all  current or future  affiliates  of  Employer,

         including,  without  limitation,  ACI and  its  affiliates,  which  are intended third-party beneficiaries of this Agreement.



                  13.8 Amendment;  Waivers,  Etc. No amendment,  modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding  unless set forth in  writing  and duly  executed  by the party against whom enforcement of the amendment,  modification,  discharge or waiver is sought.  Any such waiver shall  constitute a waiver only with respect to the specific  matter  described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.  Neither the waiver by any of the parties hereto of a breach of or a default under any of the  provisions of this

         Agreement,  nor  the  failure  by any of the  parties,  on one or  more occasions,  to enforce any of the  provisions  of this  Agreement or to exercise  any right or  privilege  hereunder,  shall be  construed as a waiver of any other  breach or  default  of a similar  nature,  or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not  exclusive  of any  rights  or  remedies  that  any  party  may otherwise have at law or in equity.















         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

              SIGNATURES OF THE PARIES ARE ON THE FOLLOWING PAGE.]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.





                                    HOLD BILLING SERVICES, LTD.



                                    By:    Avery Acquisition Sub, Inc.

                                           Its General Partner





                                             By:________________________

                                                  Patrick J. Haynes, III

                                                  Chairman









                                    ___________________________________

                                    Harold D. Box